UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(b) of The Securities Exchange Act of 1934



Date of Report (Date of earliest  event  reported)  January 26, 1998 (January 9,
1998)
                                  ___________

                                    333-03344
                            (Commission File Number)

                             SUSA Partnership, L.P.
             (Exact name of registrant as specified in its charter)


                    Tennessee                            62-1554135
         State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization            Identification Number)

10440 Little Patuxent Parkway, Columbia, Maryland           21044
    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code  (410) 730-9500

 Item 2: Acquisition or Disposition of Assets

SUSA Partnership. L.P. (the "Company"), a limited partnership controlled by Storage USA, Inc. (the "REIT"), consummated during the period January 9, 1998 through January 23, 1998, the acquisition of 6 self-storage facilities (the "Acquired Facilities"). The Acquired Facilities contain approximately 344,000 square feet, are located in four states and were purchased for approximately $19,098,500 in aggregate consideration.

The acquisition of the Acquired Facilities was funded by cash generated from operations and borrowings under the Company's lines of credit with The First National Bank of Chicago and First Tennessee. Each of the Acquired Facilities was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue such use of all the Acquired Facilities. The Company's management determined the contract price of each facility through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amount of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs, and other anticipated expenses associated with the facility. Other than changes in these factors, the Company, after reasonable inquiry, is not aware of any material factors relating to the properties that would cause the historical financial information provided in Item 7 not to be necessarily indicative of future operating results for the applicable facilities.

The following  provides certain additional  information  concerning the Acquired
Facilities:


Location                     Seller                                                              Date of Acquisition
Plano, TX                    Spring Creek Self Storage, Ltd., a Texas limited partnership                         1/9/98
Austin, TX                   McNeil Drive Self Storage, Ltd., a Texas limited partnership                         1/9/98
Ridge, NY                    Island Self Storage, L.L.C.                                                         1/12/98
Huntingdon Valley, PA        Moreland Business Park, Inc.                                                        1/13/98
Carrollton, TX               Frankford Road Storage Plus, a Texas limited partnership                            1/21/98
North Highlands, CA          Kay Family Limited Partnership                                                      1/23/98


The following unaudited data related to the Acquired Facilities is derived from the Company's internal records as of the last day of the month following closing, or the most current information available:


                                Square         Rent per        Economic       Physical        Total          Contract
         Location                Feet        Square Foot      Occupancy       Occupancy       Units           Price
         --------                ----      - ------------     ---------       ---------       -----     -     -----
Plano, TX                      55,725            $9.51            80%             90%          455         $3,862,000
Austin, TX (1)                 57,450            $9.50            38%             45%          497         $3,385,000
Ridge, NY                      76,175           $11.43            87%             90%          689         $5,000,000
Huntingdon Valley, PA          44,225            $8.71            94%             98%          366         $2,100,000
Carrollton, TX (1)             52,550            $9.50            39%             60%          431         $2,943,000
North Highlands, CA            57,601            $7.41            76%             89%          557         $1,808,500
                           -------------------------------------------------------------------------------------------
                           ===========                                                ================================
                              343,726            $9.48            70%             79%        2,995        $19,098,500
                           ===========                                                ================================


(1) These facilities were developed properties that opened in 1996 or 1997.


Item 7:           Financial Statements and Exhibits

(a)      Financial Statements Applicable to Real Estate Properties Acquired

         It is impracticable to provide at the time of filing this Report on Form 8-K any of the financial statements or the additional information specified by Rule 3-14 of Regulation S-X as required by Item 7(a)(3). The required financial information and additional information will be filed by amendment within 60 days of the date of filing of this Report.

(b)      Pro Forma Financial Information

         It is impracticable to provide at the time of filing this Report on Form 8-K any of the pro forma financial information required pursuant to Article 11 of Regulation S-X as required by Item 7(b)(1). The required pro forma information will be filed by amendment within 60 days of the date of filing of this Report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                DATED:  January 26, 1998

                                SUSA PARTNERSHIP, L.P.
                                By STORAGE USA, INC.,
                                General Partner

                                By: /s/ Dennis A. Reeve
                              --------------------------------
                                Dennis A. Reeve
                                Chief Financial Officer
                                (Principal Financial and Accounting Officer)